Exhibit 99.2

Financial Information of HC2, Schuff International, Inc. and Bridgehouse Marine Limited

Schuff

Schuff is a fully integrated fabricator and erector of structural steel and heavy steel plate. Schuff fabricates and erects structural steel for commercial and industrial construction projects such as high- and low-rise buildings and office complexes, hotels and casinos, convention centers, sports arenas, shopping malls, hospitals, dams, bridges, mines and power plants. Schuff also fabricates trusses and girders and specializes in the fabrication and erection of large-diameter water pipe, water storage tanks, pollution control scrubbers, tunnel liners, pressure vessels, strainers, filters, separators and a variety of customized products. Schuff’s operations make up our Manufacturing segment.

For the twelve months ended December 31, 2014, Schuff had revenues of $526.1 million, Adjusted EBITDA of $45.8 million and $19.3 million of capital expenditures, which includes $8.4 million of financed equipment purchases. As of December 31, 2014, Schuff had cash and cash equivalents of $14.0 million, total indebtedness of $13.0 million and $46.1 million of availability under its revolving credit facility.

Global Marine

Global Marine is a global offshore engineering company focused on specialist subsea services across three market sectors, namely telecommunications, oil & gas and offshore power. Global Marine’s operations make up our Marine Services segment.

For the twelve months ended December 31, 2014, Global Marine had revenues of $163.6 million, Adjusted EBITDA of $43.0 million and $3.3 million of capital expenditures. As of December 31, 2014, Global Marine had cash and cash equivalents of $51.5 million and total indebtedness and vessel financing of $81.9 million.

Summary Pro Forma Combined and Historical Consolidated Financial Data of HC2

The summary unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the offerings of the existing notes and the new notes and the use of proceeds therefrom, the issuance of the Series A-2 Preferred Stock, the Schuff Acquisition and the Global Marine Acquisition. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2014 gives effect to the offering of the new notes and the use of proceeds therefrom and the issuance of the Series A-2 Preferred Stock as if they had occurred on December 31, 2014. The unaudited pro forma condensed consolidated balance sheet is derived from the audited historical financial statements of HC2 incorporated by reference into this offering memorandum.

The summary unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 gives effect to the offerings of the existing notes and the new notes and the use of proceeds therefrom, the issuance of the Series A-2 Preferred Stock, the Schuff Acquisition and the Global Marine Acquisition as if they had occurred on January 1, 2014. The summary unaudited pro forma condensed consolidated statement of operations is derived from the audited historical financial statements of HC2 as of and for the year ended December 31, 2014 and the unaudited historical financial statements of Bridgehouse Marine as of and for the nine months ended September 30, 2014 and Schuff as of and for the five months ended May 26, 2014. The unaudited historical financial statements of Bridgehouse Marine as of and for the nine months ended September 30, 2014 and Schuff as of and for the five months ended May 26, 2014 are not included or incorporated by reference into this offering memorandum. The unaudited historical statement of operations of Bridgehouse Marine has been translated from GBP to USD using the average exchange rate for the nine month period ended September 30, 2014 of 1.6704. The Company completed the Global Marine Acquisition on September 22, 2014 and determined that the activity for the period September 22, 2014 through September 30, 2014 was immaterial. Therefore, the Company is using the unaudited historical financial statements of Bridgehouse Marine for the nine months ended September 30, 2014 for purposes of the summary unaudited pro forma condensed consolidated financial statements.

The summary historical financial information as of and for the fiscal years ended December 31, 2012, 2013 and 2014 has been derived from HC2’s audited consolidated financial statements incorporated by reference into this offering memorandum.

The financial information and other data included herein may not be indicative of future performance. This financial information and other data should be read in conjunction with the consolidated financial statements of HC2, including the notes thereto, and “Management Discussion and Analysis of Financial Condition and Results of Operations of HC2,” incorporated by reference into this offering memorandum. The summary pro forma information should also be read in conjunction with the information in the section entitled “Unaudited Pro Forma Condensed Consolidated Financial Statements” and the historical audited and unaudited consolidated financial statements of Schuff and Global Marine, including the notes thereto, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Schuff” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Global Marine,” each incorporated by reference into this offering memorandum.

Pro Forma
Year Ended December 31,
2014
Income Statement Data:
Revenues	$853,243
Cost of revenue (includes depreciation of $5,172)	709,574
Selling, general and administrative	104,428
Depreciation and amortization	21,961
(Gain) loss on sale or disposal of assets	(58)
Asset impairment expense	291
Income (loss) from operations	$17,047
Income (loss) from continuing operations	$(12,046)
Income (loss) from continuing operations attributable to HC2 Holdings, Inc.	$(16,107)
Balance Sheet Data (at period end):
Cash and cash equivalents	$151,978
Net working capital (1)	$28,516
Property and equipment, net	$239,851
Total assets	$768,048
Total debt	$373,371
Preferred stock	$53,845
Total stockholders’ equity	$112,833
Other Data:
Adjusted EBITDA (2)	$68,944
Ratio of total debt to Adjusted EBITDA (3)	5.42x
Ratio of total net debt to Adjusted EBITDA (4)	3.21x
Collateral coverage ratio (5)	1.8x

(in thousands except ratio data)

(1)	Net working capital is calculated by subtracting current liabilities (excluding the current portion of long-term obligations and the drawn balance on the revolving credit facility) from current assets (excluding cash and cash equivalents).
(2)	EBITDA represents income (loss) from continuing operations before net interest expense, income tax (benefit) expense, depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted to add back or deduct certain items that management believes are non-recurring in nature or not comparable from period to period. The calculation of Adjusted EBITDA, as defined by us on a pro forma basis, consists of EBITDA as adjusted for gain (loss) on sale or disposal of assets; asset impairment expense; amortization of debt discount; loss on early extinguishment or restructuring of debt; interest income and other income (expense), net; gain (loss) from contingent value rights valuation; foreign currency transaction gain (loss); share-based compensation expense; and income (loss) from equity investees. Adjusted EBITDA is a metric used by management and frequently used by the financial community. Adjusted EBITDA provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-US GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s US GAAP financial results. The following table provides the reconciliation of pro forma Adjusted EBITDA to net income (loss) from continuing operations, the most directly comparable GAAP measure.

Pro Forma
Year Ended December 31,
2014
Income (loss) from continuing operations	$(12,046)
Depreciation and amortization	27,133
Interest expense, net	44,347
Income tax (benefit) expense	(19,858)
(Gain) loss on sale or disposal of assets	(58)
Asset impairment expense (a)	291
Amortization of debt discount	1,938
Loss on early extinguishment or restructuring of debt (b)	11,969
Interest income and other (income) expense, net	(3,562)
Foreign currency transaction (gain) loss	573
Share-based compensation expense	11,487
(Income) loss from equity investees	(6,314)
Other non-recurring items (c)	13,044
Adjusted EBITDA	$68,944

(in thousands)

(a)	Asset impairment expense relates to the write down of certain fixed assets in conjunction with a fair value valuation.
(b)	Loss on early extinguishment or restructuring of debt relates to the write off of deferred financing fees and/or discount, and prepayment premiums paid related to the repurchase of debt prior to maturity.
(c)	Includes legacy lease buyout expenses and legal fees associated with the closing of previous sales, as well as professional fees associated with acquisitions.
(3)	The ratio of total debt to Adjusted EBITDA is calculated by dividing total debt by Adjusted EBITDA, which amounts are included in the table above.
(4)	The ratio of total net debt to Adjusted EBITDA is calculated by subtracting cash and cash equivalents from total debt and dividing that result by Adjusted EBITDA, which amounts are included in the table above.
(5)	The collateral coverage ratio is defined in the “Description of New Notes.”

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This filing includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of the Company. These forward-looking statements are based on current expectations and projections about future events. The proposed offering is subject to a number of conditions, and there can be no assurance whether such offering will be completed on the terms discussed above or at all.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this filing.

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